UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                              Date of Report (Date
                          of earliest event reported):

                                October 26, 2004
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)


Delaware                                        1-8002                                           04-2209186
(State or other jurisdiction of         (Commission File Number)            (I.R.S. Employer Identification
incorporation or organization)                                                                      Number)



                                      81 Wyman Street, P.O. Box 9046
                                          Waltham, Massachusetts                                 02454-9046
                                 (Address of principal executive offices)                        (Zip Code)

                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: Not applicable.
(b) Pro Forma Financial Information: Not applicable.
(c) Exhibits
    99       Press Release dated October 26, 2004.

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

     On October 26, 2004, the Registrant announced its financial results for the fiscal quarter ended October 2, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

     In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and Exhibit 99 attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 26th day of October, 2004.


                                    THERMO ELECTRON CORPORATION


                                    By:      /s/ Peter E. Hornstra
                                       ----------------------------------------
                                      Peter E. Hornstra
                                      Corporate Controller and Chief Accounting
                                      Officer

[THERMO LOGO]



                                                                      Exhibit 99
FOR IMMEDIATE RELEASE
Media Contact Information:                      Investor Contact Information:
Lori Gorski                                     J. Timothy Corcoran
Phone:    781-622-1242                          Phone:   781-622-1111
E-mail:   lori.gorski@thermo.com                E-mail:  tim.corcoran@thermo.com
Website:  www.thermo.com

                   Thermo Electron Reports 21% Revenue Growth
                and Record Operating Income in the Third Quarter

WALTHAM, Mass. (October 26, 2004) - Thermo Electron Corporation (NYSE:TMO) today reported revenues of $542 million for the third quarter of 2004, a 21 percent increase over $449 million in the 2003 quarter. GAAP diluted earnings per share
(EPS) were $.65 in 2004, compared with $.29 a year ago. The 2004 quarter includes a gain of $.39 per share from discontinued operations, primarily due to the sale of Spectra-Physics and tax benefits related to a previously divested business. GAAP operating income increased 42 percent from 2003, largely a result of lower restructuring costs in 2004. GAAP operating margin for the 2004 quarter rose to 11.0 percent from 9.3 percent in 2003.

Adjusted EPS grew 23 percent to $.32 in the third quarter of 2004, compared with $.26 in 2003. Adjusted operating income also rose 23 percent to record third quarter levels since the company's reorganization in 2000. Adjusted operating margin was 13.1 percent, up from 12.9 percent in 2003. Adjusted operating margin improved by 50 basis points in 2004 before the effect of acquisitions, which lowered the margin by 30 basis points. Organic revenues, which exclude the effects of currency translation and acquisitions/divestitures, grew 9 percent. Currency translation increased revenues by 5 percent, and the net effect of acquisitions/divestitures led to a 7 percent increase.

Adjusted EPS, adjusted operating income, adjusted operating margin and organic revenues are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading, "Use of Non-GAAP Financial Measures."

Third Quarter Highlights

     -      Reported revenues grew 21 percent
     -      Adjusted EPS rose 23 percent
     -      Organic revenues increased 9 percent
     -      InnaPhase LIMS business acquired for $65 million
     -      Industrial process segment showing robust growth

Marijn E. Dekkers, president and chief executive officer of Thermo Electron, said, "We are very pleased to have delivered strong top- and bottom-line growth for the quarter. Importantly, our revenue performance contributed to solid earnings growth, with adjusted EPS exceeding the high end of our guidance by $.02. In addition, we generated strong cash flow of $66 million from continuing operations.

"These results indicate that our growth strategy is working. We've made significant internal investments to develop new products, expand our services and create the commercial framework necessary to differentiate Thermo in the marketplace. We also have the resources to continue to make strategic acquisitions that extend our offerings and market coverage.

"In the Life and Laboratory Sciences segment, our leading analytical technologies are setting new standards for scientific research, enhanced by a growing family of informatics and services solutions following our recent acquisition of InnaPhase Corporation, a leader in data management systems for the pharmaceutical industry. In Measurement and Control, we are driving improvement by pursuing opportunities in growth markets, such as China, and applying our laboratory-grade analytical instruments to on-line processes. In addition to these initiatives, we are benefiting from recovery in many of our industrial markets."

Mr. Dekkers added, "For the fourth quarter of 2004, we expect to report adjusted EPS of $.36 to $.38. As a result, we are narrowing our previous adjusted EPS guidance of $1.20 to $1.25 for the full year to $1.23 to $1.25." (This guidance excludes approximately $.03 of expense per quarter from the amortization of acquisition-related intangible assets and the other items described in this press release under the heading, "Use of Non-GAAP Financial Measures.")

Life and Laboratory Sciences
The Life and Laboratory Sciences segment reported a revenue increase of 27 percent in the third quarter to $383 million, versus $302 million last year. Organic revenues increased 8 percent. The effects of currency translation and acquisitions increased revenues by 5 percent and 14 percent, respectively. New products continue to drive stronger sales of our mass spectrometry systems. Our Finnigan(TM) LTQ FT(TM) hybrid system, which has become a valuable research tool for proteomics since its introduction in 2003, has been selected by R&D Magazine as one of this year's top 100 innovative products. In our molecular spectroscopy product line, we are seeing increased demand for our recently launched Nicolet(TM) infrared spectrometry systems and our new Continuum(TM) series microscope. In addition, growth in consumable products has led to general strengthening across our clinical diagnostics portfolio. The recent InnaPhase acquisition allows us to further leverage sales of systems and hardware by extending our informatics offerings to include laboratory information management systems for specialized pharmaceutical applications.

GAAP operating income for the segment grew 24 percent in the 2004 quarter, with GAAP operating margin of 14.2 percent, versus 14.5 percent in 2003. Adjusted operating income for the segment increased 23 percent in 2004, and adjusted operating margin was 16.2 percent, compared with 16.7 percent in the 2003 quarter. Adjusted operating margin improved by 20 basis points in 2004 before the effect of acquisitions, which lowered the margin by 70 basis points. As we integrate these operations, we expect margins to improve in ensuing quarters.

Measurement and Control
Third quarter revenues in the Measurement and Control segment increased 9 percent to $159 million, versus $146 million last year. Organic revenues also rose 9 percent. The effect of currency translation increased revenues by 4 percent, while the net effect of acquisitions/divestitures decreased revenues by 4 percent. Revenue growth was fueled by strong demand for our process instruments used by the materials industry; the metals market continues to grow in China, and minerals markets are gaining strength due to favorable pricing of base materials. Our temperature control and materials characterization product lines are benefiting from an upturn in industrial markets. We are also seeing higher sales of gas flow systems used in petroleum processing, and increased demand for our SOLA on-line sulfur analyzers resulting from stricter clean-fuel regulations.

GAAP operating income for the segment increased 34 percent from the 2003 period, and GAAP operating margin rose to 9.1 percent, versus 7.5 percent last year. Adjusted operating income for the segment increased 24 percent over last year, with adjusted operating margin of 11.1 percent, up from 9.7 percent in 2003.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We also use the concept of organic revenue growth, which excludes the effects of currency translation and acquisitions/divestitures. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we expect will be substantially complete in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges relating to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, as well as benefit from tax credit carryforwards, that are either isolated or cannot be expected to occur again with any regularity or predictability, such as those arising from the sale of a business or real estate, the sale of our equity interests in Newport Corporation, Thoratec Corporation and FLIR Systems, Inc., and the early retirement of debt, which we believe are not indicative of our normal operating gains and losses.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables and/or the text of this press release. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our equity interests in Newport and Thoratec. We no longer own any shares of FLIR Systems.

Conference Call
Thermo Electron will hold its earnings conference call on Wednesday, October 27, at 8:30 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting http://www.thermo.com. Click on "About Us," then "Investors." An audio archive of the call will be available in that section of our Website until Friday, November 26, 2004. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Website.

About Thermo Electron
Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2 billion, and employs approximately 10,000 people in 30 countries. For more information, visit http://www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2004. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statement of Income (unaudited)


                                                                                     Three Months Ended
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
                                                                      October 2, 2004                September 27, 2003
                                                               ------------------------------   -------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
-------------------------------------------------------------------------------------------------------------------------------
Revenues                                                         $   542,315     $   542,315      $   448,567      $  448,567
                                                                 ------------    ------------     ------------     -----------

Costs and Operating Expenses:
   Cost of revenues (c)                                              291,360         291,023          239,824         239,824
   Selling, general, and administrative expenses                     147,346         147,346          120,371         120,371
   Amortization of acquisition-related intangible assets               6,079               -            2,263               -
   Research and development expenses                                  32,874          32,874           30,444          30,444
   Restructuring and other costs, net (d)                              5,035               -           13,819               -
                                                                 ------------    ------------     ------------     -----------
                                                                     482,694         471,243          406,721         390,639
                                                                 ------------    ------------     ------------     -----------
 Operating Income                                                     59,621          71,072           41,846          57,928
Interest Income                                                        2,459           2,459            2,910           2,910
Interest Expense                                                      (2,677)         (2,677)          (3,458)         (3,458)
Other Income, Net (e)                                                  2,689           2,689           11,084           1,731
                                                                 ------------    ------------     ------------     -----------
Income from Continuing Operations Before Income Taxes                 62,092          73,543           52,382          59,111
Provision for Income Taxes (f)                                       (19,451)        (21,125)         (13,387)        (15,199)
                                                                 ------------    ------------     ------------     -----------

Income from Continuing Operations                                     42,641          52,418           38,995          43,912
Income (Loss) from Discontinued Operations (includes income tax
  benefit of $541 in 2004)                                              (940)              -                2               -
Gain on Disposal of Discontinued Operations (includes income
  tax benefit of $4,322 in 2004 and $2,600 in 2003)                   64,835               -            9,518               -
                                                                 ------------    ------------     ------------     -----------

Net Income                                                       $   106,536     $    52,418      $    48,515      $   43,912
                                                                 ============    ============     ============     ===========

Earnings per Share from Continuing Operations:

    Basic                                                        $       .26                      $       .24
                                                                 ============                     ============
    Diluted                                                      $       .26                      $       .24
                                                                 ============                     ============

Earnings per Share:

    Basic                                                        $       .66                      $       .30
                                                                 ============                     ============
   Diluted                                                       $       .65     $       .32      $       .29      $      .26
                                                                 ============    =============    ============     ===========

Weighted Average Shares:

    Basic                                                            161,514                          162,531
                                                                 ============                     ============

    Diluted                                                          165,570         165,570          169,155         169,155
                                                                 ============   =============     ============     ===========


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP). Prior period amounts have been adjusted to reflect the treatment of Spectra-Physics as a discontinued operation. (b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f), and results of discontinued operations.
(c) Reported results in 2004 include $276,000 of charges for accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations and $61,000 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2004 include restructuring and other items consisting principally of severance and abandoned facility and other expenses of real estate consolidation. Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown to disposal value of a product line that was sold in October 2003; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $10,329,000 of gains from the sale of shares of Thoratec Corporation in 2003. Reported results also include losses of $976,000 in 2003 on the early retirement of debt.
(f) Adjusted provision for income taxes excludes $1,674,000 and $1,812,000 of incremental tax benefit in 2004 and 2003, respectively, for the items in
     (b) through (e).


Segment Data (g)(h)(i)                                                                                   Three Months Ended
(In thousands except percentage amounts)                                                      --------------------------------------
                                                                                              October 2, 2004     September 27, 2003
------------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                                                    $       383,163     $       301,755
                                                                                              ---------------     ---------------

  GAAP Operating Income                                                                                54,508              43,845
  Cost of Revenue Charges (j)                                                                             276                -
  Restructuring and Other Items (k)                                                                     2,127               4,871
  Amortization of Acquisition-related Intangible Assets                                                 5,184               1,663
                                                                                              ---------------    ----------------

  Adjusted Operating Income                                                                   $        62,095     $        50,379
                                                                                              ---------------     ---------------

  GAAP Operating Margin                                                                                 14.2%               14.5%
  Adjusted Operating Margin                                                                             16.2%               16.7%


Measurement and Control
  Revenues                                                                                    $       159,152     $       145,562
                                                                                              ---------------     ---------------

  GAAP Operating Income                                                                                14,533              10,882
  Cost of Revenue Charges (j)                                                                              61                -
  Restructuring and Other Items (k)                                                                     2,102               2,662
  Amortization of Acquisition-related Intangible Assets                                                   895                 600
                                                                                              ---------------     ---------------

  Adjusted Operating Income                                                                   $        17,591     $        14,144
                                                                                              ---------------     ---------------

  GAAP Operating Margin                                                                                  9.1%                7.5%
  Adjusted Operating Margin                                                                             11.1%                9.7%


Consolidated (including Corporate Costs)
  Revenues                                                                                    $       542,315     $       448,567
                                                                                              ----------------    ---------------


  GAAP Operating Income                                                                                59,621              41,846
  Cost of Revenue Charges (j)                                                                             337                -
  Restructuring and Other Items (k)                                                                     5,035              13,819
  Amortization of Acquisition-related Intangible Assets                                                 6,079               2,263
                                                                                              ----------------    ---------------

  Adjusted Operating Income                                                                   $        71,072     $        57,928
                                                                                              ----------------    ---------------

  GAAP Operating Margin                                                                                 11.0%                9.3%
  Adjusted Operating Margin                                                                             13.1%               12.9%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2004 was $7,188,000 at Life and Laboratory Sciences, $2,195,000 at Measurement and Control and $10,204,000 Consolidated. Depreciation expense in 2003 was $5,922,000 at Life and Laboratory Sciences, $2,382,000 at Measurement and Control and $9,271,000 Consolidated.
(j)  Includes items described in note (c).
(k)  Includes items described in note (d).


Consolidated Statement of Income (unaudited)
                                                                                       Nine Months Ended
                                                               ---------------------------------------------------------------
                                                                      October 2, 2004                September 27, 2003
                                                               ------------------------------   ------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------

Revenues                                                       $   1,592,656     $ 1,592,656    $   1,370,463    $  1,370,463
                                                               --------------    -------------  --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                              861,956         858,875          734,032         734,032
   Selling, general, and administrative expenses                     434,963         434,963          374,011         374,011
   Amortization of acquisition-related intangible assets              15,529            -               6,707            -
   Research and development expenses                                  99,735          99,735           95,763          95,763
   Restructuring and other costs, net (d)                              9,008            -              25,457            -
                                                               --------------    -------------  --------------   -------------
                                                                    1,421,191       1,393,573        1,235,970       1,203,806
                                                               --------------    -------------  --------------   -------------
Operating Income                                                     171,465         199,083          134,493         166,657
Interest Income                                                        6,045           6,045           17,656          17,656
Interest Expense                                                      (8,100)         (8,100)         (15,544)        (15,544)
Other Income, Net (e)                                                 17,795           8,181           27,044           4,036
                                                               --------------   -------------   --------------   -------------
Income from Continuing Operations Before Income Taxes                187,205         205,209          163,649         172,805
Provision for Income Taxes (f)                                       (54,320)        (59,032)         (35,925)        (46,726)
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations                                    132,885         146,177          127,724         126,079
Income (Loss) from Discontinued Operations (includes income tax
  benefit of $36,321 in 2004 and $1,394 in 2003)                      43,018            -              (4,197)           -
Gain on Disposal of Discontinued Operations (includes income tax benefit of $4,322 in 2004; net of income tax provision of $964
  in 2003)                                                            64,835            -              14,554            -
                                                               --------------    -------------  --------------   -------------

Net Income                                                         $ 240,738     $   146,177    $     138,081    $     126,079
                                                               ==============   =============   ==============   =============

Earnings per Share from Continuing Operations:

    Basic                                                      $         .81                    $         .79
                                                               ==============                   ==============
    Diluted                                                    $         .79                    $         .77
                                                               ==============                   ==============

Earnings per Share:

    Basic                                                      $        1.47                    $         .85
                                                               ==============                   ==============
    Diluted                                                    $        1.43     $       .87    $         .83    $        .76
                                                               ==============    =============  ==============   =============

Weighted Average Shares:

    Basic                                                            164,097                          162,474
                                                               ==============                   ==============
    Diluted                                                          168,696         168,696          171,703         171,703
                                                               ==============   =============   ==============   =============



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP). Prior period amounts have been adjusted to reflect the treatment of Spectra-Physics as a discontinued operation.
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f), and results of discontinued operations.
(c) Reported results in 2004 include $3,081,000 of charges primarily for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2004 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; gain on the sale of a business; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown to disposal value of a product line and a business that were sold in October 2003; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $9,614,000 and $10,329,000 of gains from the sale of shares of Thoratec Corporation in 2004 and 2003, respectively, and $13,654,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003. Reported results also include a loss of $976,000 in 2003 on the early retirement of debt.
(f) Adjusted provision for income taxes excludes $3,812,000 and $1,775,000 of incremental tax benefit in 2004 and 2003, respectively, for the items in
     (b) through (e); $900,000 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe; and $9,026,000 in 2003 of tax benefit from the reversal of a valuation allowance due to expected utilization of foreign tax credit carryforwards.




Segment Data (g)(h)(i)                                                                                  Nine Months Ended
                                                                                              --------------------------------------

(In thousands except percentage amounts)                                                      October 2, 2004     September 27, 2003
------------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                                                    $     1,118,451     $       915,866
                                                                                              ---------------     ---------------

  GAAP Operating Income                                                                               154,636             127,471
  Cost of Revenue Charges (j)                                                                           2,897                 -
  Restructuring and Other Items (k)                                                                     2,769              11,351
  Amortization of Acquisition-related Intangible Assets                                                13,289               4,908
                                                                                              ---------------     ---------------
   Adjusted Operating Income                                                                  $       173,591     $       143,730
                                                                                              ---------------     ---------------
  GAAP Operating Margin                                                                                 13.8%               13.9%
  Adjusted Operating Margin                                                                             15.5%               15.7%


Measurement and Control
  Revenues                                                                                    $       474,205     $      449,343
                                                                                              ---------------     --------------

  GAAP Operating Income                                                                                41,131             35,076
  Cost of Revenue Charges (j)                                                                             184                -
  Restructuring and Other Items (k)                                                                     4,623              6,115
  Amortization of Acquisition-related Intangible Assets                                                 2,238              1,799
                                                                                              ---------------     --------------

  Adjusted Operating Income                                                                   $        48,176     $       42,990
                                                                                              ---------------     --------------


  GAAP Operating Margin                                                                                  8.7%               7.8%
  Adjusted Operating Margin                                                                             10.2%               9.6%


Consolidated (including Corporate Costs)
  Revenues                                                                                    $     1,592,656     $    1,370,463
                                                                                              ---------------     --------------

  GAAP Operating Income                                                                               171,465            134,493
  Cost of Revenue Charges (j)                                                                           3,081                -
  Restructuring and Other Items (k)                                                                     9,008             25,457
  Amortization of Acquisition-related Intangible Assets                                                15,529              6,707
                                                                                              ----------------    --------------

  Adjusted Operating Income                                                                   $       199,083     $      166,657
                                                                                              ----------------    --------------


  GAAP Operating Margin                                                                                 10.8%            9.8%
  Adjusted Operating Margin                                                                             12.5%           12.2%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2004 was $22,169,000 at Life and Laboratory Sciences, $7,273,000 at Measurement and Control, and $31,864,000 Consolidated. Depreciation expense in 2003 was $17,588,000 at Life and Laboratory Sciences, $7,680,000 at Measurement and Control and $28,026,000 Consolidated.
(j)  Includes items described in note (c).
(k)  Includes items described in note (d).


Condensed Consolidated Balance Sheet (unaudited)


(In thousands)                                                                                October 2, 2004     Dec. 31, 2003
-------------------------------------------------------------------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                                                                   $    335,664        $     303,912
  Short-term available-for-sale investments                                                         90,233              114,326
  Accounts receivable, net                                                                         429,388              419,625
  Inventories                                                                                      331,144              302,161
  Other current assets                                                                             173,511              160,001
  Current assets of discontinued operations                                                          5,852               95,231
                                                                                              ------------        -------------

                                                                                                 1,365,792            1,395,256
                                                                                              ------------        -------------

Property, Plant, and Equipment, Net                                                                246,513              252,252
                                                                                              ------------        -------------
Acquisition-related Intangible Assets                                                              160,336               65,542
                                                                                              ------------        -------------

Other Assets                                                                                       100,922               47,408
                                                                                              ------------        -------------

Long-term Assets of Discontinued Operations                                                            -                187,339
                                                                                              -------------       -------------

Goodwill                                                                                          1,493,942           1,441,172
                                                                                              -------------       -------------

                                                                                              $   3,367,505       $   3,388,969
                                                                                              =============       =============


Current Liabilities:
  Short-term obligations and current maturities of long-term obligations                      $      15,378       $      45,981
  Other current liabilities                                                                         543,803             542,994
  Current liabilities of discontinued operations                                                     72,652              95,818
                                                                                              -------------       -------------

                                                                                                    631,833             684,793
                                                                                              -------------       -------------

Long-term Deferred Income Taxes and Other Long-term Liabilities                                      77,886              85,095
                                                                                              -------------       -------------

Long-term Liabilities of Discontinued Operations                                                        -                 6,766
                                                                                              --------------      -------------

Long-term Obligations:
  Senior notes                                                                                       137,859            137,874
  Subordinated convertible obligations                                                                77,234             77,234
  Other                                                                                               13,345             14,401
                                                                                              --------------      -------------

                                                                                                     228,438            229,509
                                                                                              --------------      -------------

Total Shareholders' Equity                                                                         2,429,348          2,382,806
                                                                                              --------------      -------------
                                                                                              $    3,367,505      $   3,388,969
                                                                                              ==============      =============
